Exhibit 99.1

Quanterix Corporation Releases Operating Results for Fourth Quarter and Full Year 2018

65% Q4 revenue growth; 65% full year growth

Lexington, Mass. — March 7, 2019 —Quanterix Corporation (NASDAQ:QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced financial results for the three months and twelve months ended Dec. 31, 2018.

“This past quarter has been highly productive, capping off a strong year of accelerating growth, achieving all our key milestones, and positioning us very well for 2019,” said Kevin Hrusovsky, Chief Executive Officer, President and Chairman, Quanterix. “Our Simoa technology is at the forefront of the biomarker revolution, which has gained considerable traction as biomarkers are increasingly being recognized for their promise to transform treatment options by accelerating the development of more effective and safer drugs for all disease categories, and monitoring patient response to treatment therapies to ensure their efficacy and safety. Longer term, we see the promise of Simoa biomarker assays being deployed as health screens to see disease very early in the disease cascade when treatments are most effective. We have been impressed with the acceleration of third-party, peer-reviewed publications and the resulting body of evidence showing the promise for Simoa blood based biomarker assays enabling early ‘pre-symptomatic’ detection of neurological diseases and cancers.”

Fourth Quarter 2018 Financial Highlights

Key financial results for the fourth quarter are shown below:

•                  Q4 revenue of $10.9M versus prior year Q4 of $6.6M, an increase of 65%.

•                  Q4 product revenue was $7.5M versus prior year Q4 of $4.1M, an increase of 83%.

•                  Q4 Service and Other revenue totaled $3.4M versus prior year Q4 of $2.2M, an increase of 52%.

•                  Q4 gross margin percent totaled 48.2%, a 450 basis point improvement over the 43.7% in Q4 2017.

YTD 2018 Financial Highlights

Key financial results for 2018 YTD are shown below:

•                  YTD revenue of $37.6M versus prior year $22.9M, an increase of 65%.

•                  YTD product revenue of $23.4M versus prior year $14.1M, an increase of 65%.

•                  YTD Service and Other revenue of $12.1M versus prior year $7.7M, an increase of 58%.

•                  YTD Collaboration revenue of $2.15M versus prior year $1.07M, an increase of 100%.

•                  YTD gross margin percent totaled 47.8%, a 410 basis point improvement over the 43.7% for full year 2017.

Excluding a one-time collaboration revenue item of $1.1M, total YTD revenue growth would have been 60%. See “Non-GAAP Financial Measures” below.

Fourth Quarter and Full Year 2018 Business Highlights

•                  Gained unrestricted rights back for its Simoa technology in IVD markets with the termination of a license agreement with bioMérieux.

•                  Third-party, peer-reviewed publications continued to increase with more than 40 new publications featuring Simoa technology in Q4 alone, and >200 during the full year, bringing the total to over 400.

•                  Acquired Aushon BioSystems and successfully integrated the two companies. The acquisition included a CLIA certified laboratory, expanding services and accelerating entry into pharmaceutical drug trial services, as well as access to novel immunoassay technology to which Simoa sensitivity algorithms are being applied to deliver next generation Simoa capabilities.

•                  Adoption of proprietary Neurofilament light chain (NfL) assay, a biomarker previously measured only in cerebral spinal fluid (CSF), but by using Simoa, researchers have shown it can be measured in blood and correlated to CSF results. This advance is enabling novel applications critical for advancing early detection, treatment and prevention of neurological diseases, including multiple sclerosis (MS); Parkinson’s disease; Alzheimer’s disease; brain cancer; and traumatic brain injuries (TBIs).

•                  Invited by the FDA and presented on progress and the potential future for the NfL biomarker to agency officials.

•                  Launched a test bed, early access program for the SP-X™ Imaging and Analysis System with a 10-plex Simoa cytokine panel for oncology research and drug development.

•                  Increased employee headcount from 126 at Dec. 31, 2017 to 177 at Dec. 31, 2018 (>40%) and expanded the leadership team with the recent hiring of Jackson Streeter, M.D. to lead corporate development and strategy, formerly chief medical officer and chief executive officer of Banyan Biomarkers; and Mary-Ellen Cortizas to lead the Accelerator Lab, formely founder and chief operating officer of Claritas Genomics.

•                  Added to the Nasdaq Biotechnology Index (NBI) as part of the annual re-ranking, and attracted additional analyst coverage.

•                  Participated in first EU Powering Precision Health Summit, which was a highly productive meeting of leading researchers, key opinion leaders, and other stakeholders in precision health.

•                  Reinforced the Company’s digital biomarker position through presentations at PULSE The Atlantic Summit on Health Care, The Lake Nona Impact Forum, and MedCity Converge, as well as the European Committee for Treatment and Research in Multiple Sclerosis (ECTRIMS) Congress, where the Company had a record number of posters/presentations mentioning the use of Quanterix’ serum NfL assay for a wide range of clinical studies in MS disease progression and monitoring.

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on March 7, 2019, at 4:30 p.m., EST to discuss the Company’s financial results and business outlook. To access this call, dial (833) 686-9351 for domestic callers, or (612) 979-9890 for international callers. Please reference the following conference ID: 3288482.

A live webcast will be accessible on the Investors section of Quanterix’ website: http://www.quanterix.com. The webcast will be available on the Company’s website for one year following completion of the call.

Financial Highlights (in thousands)

Quanterix Statement of Operations

	Q4 2018	Q4 2017	FY 2018	FY 2017
Product revenue	$7,458	$4,068	$23,365	$14,124
Service and other revenue	3,419	2,251	12,118	7,675
Collaboration revenue	—	269	2,149	1,074
Total revenue	$10,877	$6,588	$37,632	$22,873

Cost of product revenue	$3,717	$2,169	$12,712	$7,741
Cost of service revenue	1,916	1,539	6,936	5,145
Gross profit	$5,244	$2,880	$17,984	$9,987

Research and development	$3,893	$3,873	$15,292	$16,124
Selling, general and administrative	8,865	5,391	29,120	17,776
Stock comp expense included in operating expenses	1,433	710	4,656	2,092
Total operating expenses	$14,191	$9,974	$49,068	$35,992

Interest income (expense), net	25	(217)	46	(952)
Other income (expense), net	79	(73)	(7)	(62)
Net loss	$(8,843)	$(7,384)	$(31,045)	$(27,019)

Quanterix Balance Sheet

	12/31/18	12/31/17
Cash (including restricted cash)	$45,429	$79,682
AR	6,792	5,599
Inventory	5,962	3,571
Prepaid and other	2,330	400
Total current assets	60,513	89,252

Property and equipment, net	2,923	1,874
Intangible assets and goodwill	3,656	0
Other non-current assets	536	653
Total assets	$67,628	$91,779

Accounts payable/accrued expenses	$12,220	$9,736
Deferred revenue	5,437	4,942
Current portion of long term debt	0	5,036
Total current liabilities	17,657	19,714

Deferred revenue, net of current portion	520	1,709
Long term debt	7,623	4,346
Other non-current liabilities	272	144
Total liabilities	$26,072	$25,913

Total stockholders equity	41,556	65,866

Total liabilities and stockholders equity	$67,628	$91,779

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Lexington, Massachusetts. For additional Information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,”

“intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Non-GAAP Financial Measures

To supplement the Company’s financial statements presented on a GAAP basis, the Company discloses below non-GAAP revenue, revenue growth, gross profit and gross margin that excludes $1.1M in non-recurring revenue recognized in 2018 in connection with the termination of a license agreement. Management uses these non-GAAP measures to evaluate the Company’s operating performance. Management believes that such measures are important in comparing current results with prior period results, and is useful to investors and financial analysts in assessing the Company’s operating performance. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for the financial information presented in accordance with GAAP.

Reconciliation of non-GAAP Financials

(in thousands)

(unaudited)

	2018	2017
	Twelve months ended December 31,		% Change

Total revenue	$37,632	$22,874	65%
Subtract
Non-recurring license revenue	(1,073)	—
Non-GAAP total revenue	$36,559	$22,874	60%

Gross profit	$17,984	$9,987
Subtract
Non-recurring license revenue	(1,073)	—
Non-GAAP gross profit	$16,911	$9,987
Gross margin	47.8%	43.7%
Non-GAAP gross margin	46.3%	43.7%

Contacts:

Quanterix, Inc.

Joseph Driscoll, CFO 617-301-9495

jdriscoll@quanterix.com

PAN Communications

Lindsay Poole, 617-502-4300

quanterix@pancomm.com